San Joaquin Valley Pipeline Logistics Business
Unaudited Financial Statements as of and for the period ended June 30, 2016

San Joaquin Valley Pipeline Logistics Business
Index

Page(s)
Balance Sheets (unaudited) June 30, 2016 and December 31, 2015	1
Statements of Loss (unaudited) Six Months Ended June 30, 2016 and 2015	2
Statements of Changes in Net Parent Investment (unaudited) June 30, 2016 and June 30, 2015	3
Statements of Cash Flows (unaudited) Six Months Ended June 30, 2016 and 2015	4
Notes to the Unaudited Financial Statements	5 - 8

San Joaquin Valley Pipeline Logistics Business
Balance Sheets

	June 30,	December 31,
	2016	2015
	(in thousands of dollars)
	(unaudited)
ASSETS

Current Assets
Affiliates accounts receivable, net	4,879	11,918
Total Current Assets	4,879	11,918

Non Current Assets
Property, plant and equipment	173,584	172,792
Accumulated Depreciation	(143,783)	(140,825)
Total Non Current Assets	29,801	31,967

Total Assets	34,680	43,885

LIABILITIES AND NET PARENT INVESTMENT

Non Current Liabilities
Deferred income tax liabilities	7,381	8,320
Total Non Current Liabilities	7,381	8,320

Total Liabilities	7,381	8,320

Commitments and Contingencies (see Note 7)

Equity
Net parent investment	27,299	35,565

Total liabilities and net parent investment	34,680	43,885

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Loss

	Six Months Ended June 30,
	2016	2015
	(in thousands of dollars)
	(unaudited)
EXPENSES
Operating expenses	15,019	12,442
Selling, general and administrative expenses	5,765	6,437
Depreciation expense	2,958	2,993
Total Expenses	23,742	21,872

Loss from Operations	(23,742)	(21,872)

Loss before Income Tax Benefit	(23,742)	(21,872)

INCOME TAX BENEFIT
Current income tax benefit	8,735	7,692
Deferred income tax benefit	939	1,220
Total Income Tax Benefit	9,674	8,912

Net Loss	(14,068)	(12,960)

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Changes in Net Parent Investment

Net Parent
Investment
(in thousands of
dollars)
(unaudited)

Balance as of December 31, 2014	39,349

Net loss	(12,960)
Net change in parent investment	3,371

Balance as of June 30, 2015	29,760

Balance as of December 31, 2015	35,565

Net loss	(14,068)
Net change in parent investment	5,802

Balance as of June 30, 2016	27,299

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Statements of Cash Flows

	Six Months Ended June 30,
	2016	2015
	(in thousands of dollars)
	(unaudited)

Cash flows from operating activities:
Net (Loss)	(14,068)	(12,960)

Adjustments to reconcile net (loss) income to net
cash provided (used) by operating activities:
Depreciation expense	2,958	2,993
Deferred income taxes	(939)	(1,220)
Changes in assets and liabilities:
Affiliates accounts receivable, net	7,039	8,031
Net cash (used) by operating activities	(5,010)	(3,156)

Cash flows from investing activities:
Capital expenditures	(792)	(215)
Net cash (used) by investing activities	(792)	(215)

Cash flows from financing activities:
Net capital from parent	5,802	3,371
Net cash provided by financing activities	5,802	3,371

Net increase (decrease) in Cash & Cash equivalents	—	—

Cash and Cash equivalents at the beginning of year	—	—

Cash and Cash equivalents at the end of period	—	—

The accompanying notes are an integral part of these financial statements.

San Joaquin Valley Pipeline Logistics Business
Notes to the Unaudited Financial Statements
Period Ended June 30, 2016

1.	Description and Nature of the Business and Basis of Presentation

Description and Nature of the Business
San Joaquin Valley Pipeline Logistics Business (collectively the “Company”) operates the M1, M55 and M70 pipelines in California, delivering crude oil to the ExxonMobil Torrance Refinery (the “Refinery”) located in Torrance, California.

The Company has historically consolidated its transactions within its parent company, Exxon Mobil Corporation (referred to as “ExxonMobil”).

On September 29, 2015 ExxonMobil (the “Seller”) signed an agreement with PBF Holding Company LLC (the “Purchaser”) for the sale of ExxonMobil’s Torrance refinery and related logistics business which included the sale of the Company (hereafter referred to as the “Transaction”). Per the terms of the agreement, PBF Holding Company LLC will acquire one hundred percent of the Company. The Transaction closed on July 1, 2016.

Basis of Presentation
These unaudited Financial Statements have been prepared on a stand-alone basis and are derived from the consolidated financial statements and accounting records of ExxonMobil. The unaudited Financial Statements and related notes present the financial position, results of operations, cash flows and changes in net parent investment of the Company. These unaudited Financial Statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”). The accompanying Statements of Operations also include expense allocations for certain functions historically performed by ExxonMobil, including allocations of general corporate services, such as treasury, accounting, human resources and legal services. These allocations were based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. We believe the assumptions underlying the accompanying Financial Statements, including the assumptions regarding the allocation of expenses from ExxonMobil, are reasonable. Nevertheless, the accompanying Financial Statements may not include all of the expenses that would have been incurred and may not reflect our financial position, results of operations, and cash flows had we been a stand-alone company during the periods presented. The Company does not have any components of comprehensive income and, as such, comprehensive income is equal to net income. The financial position, results of operations and cash flows of the Company may not be indicative of the Company had it been a separate stand-alone entity during the periods presented, nor are the results stated herein indicative of what the Company’s financial position, results of operations and cash flows may be in the future.

These unaudited Financial Statements have not been audited by independent accountants. In the opinion of management, these unaudited Financial Statements reflect all adjustments necessary to fairly state the Company’s financial position at June 30, 2016 and December 31, 2015 and its results operations and cash flows for the six months ended June 30, 2016 and 2015. All such adjustments are of a normal recurring nature. The results of interim periods are not necessarily indicative of annual results.

Certain disclosures have been omitted from these unaudited Financial Statements. Accordingly, these unaudited Financial Statements should be read in conjunction with the audited Financial Statements and related notes for the year ended December 31, 2015.

The accompanying unaudited Financial Statements have been prepared assuming the Company will continue as a going concern which contemplates the realization of assets and the settlement of liabilities and commitments in the normal course of business.

San Joaquin Valley Pipeline Logistics Business
Notes to the Unaudited Financial Statements
Period Ended June 30, 2016

Use of Estimates
The preparation of financial statements in accordance with US GAAP requires management to make estimates and assumptions that affect the reported amounts of liabilities and the disclosure of contingent liabilities as of the date of the Financial Statements and the reported amounts of expenses during the respective reporting periods. Actual results can differ from those estimates.

2.	Recently Issued Accounting Standards

In August 2014, the FASB issued an accounting standards update requiring management to assess an entity’s ability to continue as a going concern and to provide related footnote disclosures in certain circumstances. Management will be required to assess if there is substantial doubt about an entity’s ability to continue as a going concern within one year after the date that the financial statements are issued. Disclosures will be required if conditions give rise to substantial doubt and the type of disclosure will be determined based on whether management’s plans will be able to alleviate the substantial doubt. The accounting standards update will be effective for the first annual period ending after December 15, 2016, and for annual periods and interim periods thereafter with early application permitted. The Company does not expect application of this standard to have an impact on its Financial Statements.
In November 2015, the FASB issued an accounting standards update to simplify the balance sheet classification of deferred taxes. The update requires that deferred tax assets and liabilities, along with any related valuation allowance, be classified as noncurrent on the balance sheet. The update does not change the existing requirement that only permits offsetting within a jurisdiction. The change is effective for fiscal years and interim periods within those fiscal years beginning after December 15, 2016. The guidance may be applied either prospectively or retrospectively with early adoption permitted. The Company does not believe the standard will have a material effect on its Financial Statements.
In February 2016, the FASB issued an update that requires companies that lease assets to recognize on the balance sheet the assets and liabilities for the rights and obligations created by those assets. The standard is effective for interim and annual periods beginning after December 15, 2018. Early adoption is permitted for financial statements of fiscal years or interim periods that have not been previously issued. The Company is assessing the impact of the standard on its Financial Statements.

3.	Related Party Transactions

The Company is part of the consolidated operations of ExxonMobil and all of its transactions are derived from transactions with ExxonMobil. The Company recognizes only the costs, but not the revenue associated, as the revenues relate to the transportation of products that will be ultimately sold by ExxonMobil to third parties or intercompany entities, based on contractual arrangements. Therefore, the revenues are recognized and accounted by ExxonMobil. Operating expenses and selling, general and administrative expenses include expenses charged by ExxonMobil to the Company based upon usage. The payment terms related to these transactions are 30 days.
Additionally, ExxonMobil provides the Company substantial labor and overhead support. The accompanying Financial Statements include general corporate services expense allocations for support functions provided by ExxonMobil to the Company which are as selling, general, and administrative expenses. These support functions include direct labor and benefits as well as centralized corporate support services that include but are not limited to treasury, accounting, payroll, human resources, facilities management, information technology and legal services. Allocations are based on direct usage when identifiable, the percentage of operating expenses, the percentage of production capacity or headcount. Management believes that these allocations are reasonable and reflect the utilization of services provided and benefits received, but may differ from the costs that would have been incurred had the Company operated as a stand-alone company for the periods presented.

San Joaquin Valley Pipeline Logistics Business
Notes to the Unaudited Financial Statements
Period Ended June 30, 2016

4.	Affiliates accounts receivable, net and Affiliates accounts payable, net

The Company records its affiliate accounts receivable and affiliate accounts payable balances as net on the Balance Sheets. These accounts are as follows:

	June 30,	December 31,
	2016	2015
	(in thousands of dollars)
Affiliates accounts receivable	8,735	16,407
Affiliate accounts payable	(3,856)	(4,489)
Affiliate accounts receivable, net	4,879	11,918

The affiliate accounts receivable balance represents income tax benefits for each year. The carrying value of the Company’s account receivable and payable with affiliated entities approximates fair value due to their short term nature.

5.	Property, plant and equipment

Property, plant, and equipment at June 30, 2016 and December 31, 2015 consists of the following:

	June 30,	December 31,
	2016	2015
	(in thousands of dollars)
Machinery and equipment	163,349	162,220
Land	8,828	8,828
Incomplete construction	809	1,146
Buildings	598	598
Total Property, plant and equipment	173,584	172,792
Less: Accumulated depreciation	(143,783)	(140,825)
Total Property, plant and equipment, net	29,801	31,967

6.	Income Taxes

The Company is not subject to income tax as it is not a stand-alone entity. The current federal and state income taxes included in these Financial Statements represent the Company’s estimated share of ExxonMobil’s current federal and state income taxes. Deferred federal and state income taxes are recognized for the estimated future tax consequences and benefits attributable to differences between the financial statement carrying amounts of assets and liabilities and their tax basis, as if tax returns were filed for the Company as a stand-alone entity.
The Company’s effective tax rate was 40.7% and 40.7% for the periods presented resulting in a tax benefit for the six months ended June 30, 2016 and June 30, 2015 of $9.7 million and $8.9 million, respectively. The tax benefit is composed of both Federal and State income tax and there were no discrete items for each period.
The net losses, incurred by the Company for the periods ended June 30, 2016 and June 30, 2015, resulted in the Company generating net operating losses resulting in tax benefits recorded as Affiliate Accounts Receivable, discussed in Note 4. As these net operating losses are expected to be utilized by the ultimate tax paying entity, a valuation allowance has not been recorded against Affiliate Accounts Receivable under the benefits-for-loss method.

San Joaquin Valley Pipeline Logistics Business
Notes to the Unaudited Financial Statements
Period Ended June 30, 2016

7.	Commitments and Contingencies

Litigation. The Company can be subject to claims and complaints that may arise in the ordinary course of business. Management has regular litigation reviews, including updates from ExxonMobil, to assess the need for accounting recognition or disclosure of these contingencies. The Company would accrue an undiscounted liability for those contingencies where the incurrence of a loss is probable and the amount can be reasonably estimated. If a range of amounts can be reasonably estimated and no amount within the range is a better estimate than any other amount, then the minimum of the range is accrued. The Company wouldn’t record liabilities when the likelihood that the liability has been incurred is probable but the amount cannot be reasonably estimated or when the liability is believed to be only reasonably possible or remote. For contingencies where an unfavorable outcome is reasonably possible and which are significant, the Company would disclose the nature of the contingency and, where feasible, an estimate of the possible loss. For purposes of the contingency disclosures, “significant” includes material matters as well as other matters which management believes should be disclosed.

8.	Subsequent Events

On July 1, 2016, ExxonMobil completed the sale of San Joaquin Valley Pipeline Logistics Business to PBF Holding Company LLC.
We have evaluated subsequent events through the date that this report was available to be issued, September 13, 2016, and determined that there were no other subsequent events requiring recognition or disclosure in our accompanying unaudited Financial Statements and notes to the unaudited Financial Statements.